Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MODERNA THERAPEUTICS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Moderna Therapeutics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Moderna Therapeutics, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on July 22, 2016 under the name MT NewCo, Inc.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Moderna Therapeutics, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 775,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 509,352,795 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Third Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote, voting or consenting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

Of the 509,352,795 authorized shares of Preferred Stock, 42,000,000 shares have been designated “Series A Preferred Stock”, 122,296,280 shares have been designated “Series B Preferred Stock” (together with the Series A Preferred Stock, the “Junior Preferred Stock”), 85,669,774 shares have been designated “Series C Preferred Stock”, 63,291,156 shares have been designated “Series D Preferred Stock”, 81,428,340 shares have been designated “Series E Preferred Stock”, 54,001,241 shares have been designated “Series F Preferred Stock”, 55,666,004 shares are hereby designated “Series G Preferred Stock”, and 5,000,000 shares are hereby designated “Series H Preferred Stock” (together with the Junior Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, the “Preferred Stock”), with each series having the respective rights, preferences, powers (including voting powers, if any) and privileges, and restrictions, qualifications and limitations thereof, set forth in this Part B of this Article Fourth. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $0.004 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series A Accruing Dividends”). From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of $0.006 per share shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Accruing Dividends”). From and after the date of the issuance of any shares of Series C Preferred Stock, dividends at the rate per annum of $0.02568 per share shall accrue on such shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Accruing Dividends”). From and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate per annum of $0.171 per share shall accrue on such shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) (the “Series D Accruing Dividends”, and together with the Series A Accruing Dividends, the Series B Accruing Dividends, and the Series C Accruing Dividends, the “Accruing Dividends”). For purposes of this Section 1, the “date of issuance” of a share of Preferred Stock shall be (i) with respect to a share initially issued by the Corporation in exchange for a Preferred Unit of Moderna LLC pursuant to that certain Agreement and Plan of Merger, by and between the Corporation, Moderna LLC and MT MergerSub, Inc., a Delaware corporation, dated August 10, 2016 (the “Initial Merger Agreement”), the Original Issue Date of such Preferred Unit, each as defined in and determined pursuant to that certain Fifth Amended and Restated Operating Agreement of Moderna LLC, dated as of April 30, 2015, as amended (the “Unit Original Issue Date” and the “Operating Agreement”, respectively), or in the case of a share originally issued in connection with the Split, the Unit Original Issue Date of the Preferred Unit that was outstanding prior to the Split and in respect of which such share was issued in connection with the Split, and (ii) with respect to any other issued shares, the date the Corporation initially issued such shares. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Except as set forth in the following sentence of this Section 1 or in Subsections 2.1 through 2.7, Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock or Accruing Dividends) unless (in addition to the obtaining of any consents required elsewhere in this Third Amended and Restated Certificate of Incorporation) the holders of the Junior Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock then outstanding shall, on a pari passu basis, first receive, or simultaneously receive, a dividend on each outstanding share of Junior Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Junior Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, as the case may be, and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Junior Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series H Preferred Stock, as the case may be, as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Junior Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series H Preferred Stock as the case may be, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Junior Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series H Preferred Stock as the case may be, determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to, in the case of the Series A Preferred Stock, the Series A Original Issue Price (as defined below), in the case of the Series B Preferred Stock, the Series B Original Issue Price (as defined below), in the case of the Series C Preferred Stock, the Series C Original Issue Price (as defined below), in the case of the Series D Preferred Stock, the Series D Original Issue Price (as defined below), in the case of the Series E Preferred Stock, the Series E Original Issue Price (as defined below), in the case of the Series F Preferred Stock, the Series F Original Issue Price, in the case of the Series G Preferred Stock, the Series G Original Issue Price (as defined below), and in the case of the Series H Preferred Stock, the Series H Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest dividend for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock. The “Series A Original Issue Price” shall mean $0.05 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $0.075 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $0.321 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $2.133 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series E Original Issue Price” shall mean $6.167 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. The “Series F Original Issue Price” shall mean $8.78 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock. The “Series G Original Issue Price” shall mean $10.06 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock. The “Series H Original Issue Price” shall mean $25.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series H Preferred Stock. The Series A Original Issue Price, the Series B Original Issue Price, the Series C Original Issue Price, the Series D Original Issue Price, the Series E Original Issue Price, the Series F Original Issue Price, the Series G Original Issue Price, and the Series H Original Issue Price are each sometimes referred to herein as the “Applicable Original Issue Price” as the context requires.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales. The payments to be made under this Section 2 in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event to a holder of shares of Preferred Stock or Common Stock by reason of their ownership thereof shall be reduced by the amount of any cash distributions (other than distributions of Accruing Dividends made (x) under the Operating Agreement prior to the Effective Time or (y) after the Effective Time): (i) in respect of the Preferred Units of Moderna LLC as defined in the Operating Agreement (the “Preferred Units”) that were cancelled in exchange for the applicable shares of Preferred Stock during the period beginning on the date of the original issuance of such Preferred Units and ending at the Effective Time (as appropriately adjusted to give effect to the Split), and (ii) in respect of the applicable share of Preferred Stock or Common Stock during the period beginning on the Effective Time and ending immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

2.1 Preferential Payments to Holders of Series H Preferred Stock and Series G Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series H Preferred Stock and Series G Preferred Stock then outstanding shall be entitled, on a pari passu basis, to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Junior Preferred Stock, and Common Stock by reason of their ownership thereof, an amount per share equal (a) in the case of the Series H Preferred Stock, to the greater of (i) the Series H Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series H Preferred Stock been converted into Common Stock pursuant to Section 5.1 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series H Liquidation Amount”), or (b) in the case of the Series G Preferred Stock, to the greater of (i) the Series G Original Issue Price plus an amount equal to any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series G Preferred Stock been converted into Common Stock pursuant to Section 4 (without giving effect to any adjustment to the Applicable Conversion Ratio described in Subsection 4.1.1) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series G Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series H Preferred Stock and Series G Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series H Preferred Stock and Series G Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Preferential Payments to Holders of Series F Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after payment of the full Series H Liquidation Amount and Series G Liquidation Amount, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Junior Preferred Stock, and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series F Original Issue Price plus an amount equal to any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series F Preferred Stock been converted into Common Stock pursuant to Section 4 (without giving effect to any adjustment to the Applicable Conversion Ratio described in Subsection 4.1.1) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series F Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders after payment of the Series H Liquidation Amount and the Series G Liquidation Amount shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3 Preferential Payments to Holders of Series E Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after payment of the full Series H Liquidation Amount, Series G Liquidation Amount and Series F Liquidation Amount, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series D Preferred Stock, the Series C Preferred Stock, the Junior Preferred Stock, and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series E Original Issue Price plus an amount equal to any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Section 4 (without giving effect to any adjustment to the Applicable Conversion Ratio described in Subsection 4.1.1) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders after payment of the Series H Liquidation Amount, the Series G Liquidation Amount and the Series F Liquidation Amount shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled under this Subsection 2.3, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.4 Preferential Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after payment of the full Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount and Series E Liquidation Amount, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series C Preferred Stock, the Junior Preferred Stock, and Common Stock by reason of their ownership thereof, subject to Subsection 2.7, an amount per share equal to the Series D Original Issue Price plus an amount equal to any dividends declared but unpaid thereon (excluding the Series D Accruing Dividends, which shall be governed by Subsection 2.7) (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Senior Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders after payment of the Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount and Series E Liquidation Amount shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.4, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.5 Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after payment of the full Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, and Series D Senior Liquidation Amount, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Junior Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4 (without giving effect to any adjustment to the Applicable Conversion Ratio described in Subsection 4.1.1) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders after payment of the Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, and Series D Senior Liquidation Amount, shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.5, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.6 Preferential Payments to Holders of the Junior Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after payment of the full Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, Series D Senior Liquidation Amount, and Series C Liquidation Amount, the holders of shares of the Junior Preferred Stock then outstanding shall be entitled, on a pari passu basis, to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (a) in the case of the Series A Preferred Stock, the greater of (i) the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 (without giving effect to any adjustment to the Applicable Conversion Ratio described in Subsection 4.1.1) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (a) is hereinafter referred to as the “Series A Liquidation Amount”) and (b) in the case of the Series B Preferred Stock, the greater of (i) the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4 (without giving effect to any adjustment to the Applicable Conversion Ratio described in Subsection 4.1.1) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (b) is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders after payment of the Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, Series D Senior Liquidation Amount and Series C Liquidation Amount shall be insufficient to pay the holders of shares of Junior Preferred Stock the full amount to which they shall be entitled under this Subsection 2.6, the holders of shares of Junior Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.7 Preferential Payments to Holders of Series D Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after payment of the full Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, Series D Senior Liquidation Amount, Series C Liquidation Amount, Series B Liquidation Amount and Series A Liquidation Amount, the holders of shares of the Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to any Series D Accruing Dividends accrued but unpaid thereon, whether or not declared; provided, however, that if such amount payable plus the amount payable pursuant to Section 2.4 is less than the amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 (without giving effect to any adjustment to the Applicable Conversion Ratio described in Subsection 4.1.1) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event, such holders of Series D Preferred Stock shall be entitled to such amount in lieu of the amounts set forth in Section 2.4 and the immediately preceding clause of this Section 2.7. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders after payment of the Series H Liquidation Amount, Series G Liquidation Amount, Series F Liquidation Amount, Series E Liquidation Amount, Series D Senior Liquidation Amount, Series C Liquidation Amount, Series B Liquidation Amount and Series A Liquidation Amount shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.7, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.8 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder (after taking into account any forfeitures upon such event pursuant to any employee stock option or other equity-based incentive plan (including, without limitation, the 2016 Stock Option and Grant Plan).

2.9 Deemed Liquidation Events.

2.9.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the Requisite Vote (as defined in Subsection 2.9.5(c) below) and (ii) the holders of a majority of the outstanding shares of Series F Preferred Stock and Series G Preferred Stock, voting together as a single class on an as-converted basis, elect otherwise by written notice, sent to the Corporation at least 10 days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.9.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a direct or indirect wholly-owned subsidiary of the Corporation.

2.9.2 Effecting a Deemed Liquidation Event.

(a) Unless otherwise approved by the Requisite Vote, and any other vote required by Subsection 3.4, as applicable, the Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.9.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.8. In the event of a Deemed Liquidation Event referred to in Subsection 2.9.1(a)(ii) or 2.9.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock and (ii) if the holders of the Requisite Vote so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by the Delaware law governing distributions to stockholders and redemption of shares of capital stock (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock for the amounts specified in, and allocated among the holders of capital stock of the Corporation in accordance with, Subsections 2.1 through 2.8. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall (1) first, redeem, on a pari passu basis, a pro rata portion of each holder’s shares of Series H Preferred Stock and Series G Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series H Preferred Stock and Series G Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series H Preferred Stock and Series G Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to the stockholders; (2) second, after all the shares of Series H Preferred Stock and Series G Preferred Stock have been redeemed, redeem a pro rata portion of each holder’s shares of Series F Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series F Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series F Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to the stockholders; (3) third, after all the shares of Series H Preferred Stock, Series G Preferred Stock and Series F Preferred Stock have been redeemed, redeem a pro rata portion of each holder’s shares of Series E Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series E Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series E Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to the stockholders; (4) fourth, after all the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock and Series E Preferred Stock have been redeemed, redeem a pro rata portion of each holder’s shares of Series D Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable pursuant to Section 2.4 in respect of the shares of Series D Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series D Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to the stockholders; provided, however, that, notwithstanding such redemptions, the redeemed holders of Series D Preferred Stock shall continue to be entitled to receive the payment, if any, pursuant to subclause (7) of this sentence; (5) fifth, after all the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock have been redeemed, redeem a pro rata portion of each holder’s shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Series C Preferred

Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series C Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to the stockholders; (6) sixth, after all the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C Preferred Stock have been redeemed, redeem, on a pari passu basis, a pro rata portion of each holder’s shares of Junior Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares of Junior Preferred Stock to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Junior Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to the stockholders; and (7) seventh, after all the shares of Series H Preferred Stock, Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Junior Preferred Stock have been redeemed, distribute, to the fullest extent of such Available Proceeds, to each redeemed holder of Series D Preferred Stock a pro rata portion of each such holder’s aggregate Series D Accruing Dividends, accrued but unpaid thereon, whether or not declared, with respect to such holder’s redeemed Series D Preferred Stock, based on the respective amounts which would otherwise be payable pursuant to Section 2.7 in respect of the shares of redeemed Series D Preferred Stock if the Available Proceeds were sufficient to make the full distribution pursuant to Section 2.7, and shall distribute the remaining amounts otherwise payable pursuant to Section 2.7 as soon as it may lawfully do so under Delaware law governing distributions to the stockholders. Prior to the distribution or redemption provided for in this Subsection 2.9.2(a), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. In connection with a distribution or redemption provided for in Subsection 2.9.2(a), the Corporation shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Preferred Stock, at least 10 days prior to the date of the redemption. Each Redemption Notice shall state:

i.	the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the date specified in the Redemption Notice;

ii.	the redemption date and the price per share at which the shares of Preferred Stock are being redeemed;

iii.

for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

(b) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the redemption date payment is tendered or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the redemption date terminate, except only the right of the holders to receive the payment without interest upon surrender of any such certificate or certificates therefor.

2.9.3 Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Subsection 2.9 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(a) For securities not subject to investment letters or other similar restrictions on free marketability,

(i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-period ending three days prior to the closing of such transaction;

(ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

(c) For other assets, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

2.9.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.9.1(a)(i) or 2.9.1(b), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.8 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the

Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.8 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

2.9.5 Defined Terms. For purposes of this Article Fourth and Article Fifth, the following definitions shall apply:

(a) “Affiliate” means a Person who, directly or indirectly, controls, is controlled by or is under common control with another Person, including, without limitation, any general partner, managing member, officer, director, or employee of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

(b) “Effective Time” means 8:58 AM Eastern Time on August 10, 2016.

(c) “Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

(d) “Requisite Vote” means the affirmative vote of the holders of a majority in voting power of (i) the outstanding shares of Preferred Stock, plus (ii) the other outstanding voting shares of capital stock of the Corporation held by holders of shares of Preferred Stock (and their Affiliates), voting or consenting together as a single class, on an as-converted basis.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Notwithstanding the foregoing, prior to the date that is twenty-one (21) months following the date of filing of this Third Amended and Restated Certificate of Incorporation (the “Series H Adjustment Date”), the Series H Preferred Stock shall have one vote per share. Except as provided by law or by the other provisions of this Third Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors.

3.2.1 So long as any shares of Junior Preferred Stock are outstanding, the holders of record of the shares of Junior Preferred Stock, exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect one (1) director of the Corporation (the “Series A/B Director”). Any Series A/B Director may be removed without cause by, and only by, the affirmative vote of the holders of a majority in voting power of the Junior Preferred Stock, voting together as a single class on an as-converted basis, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of the Junior Preferred Stock, voting exclusively and together as a single class on an as-converted basis, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to the first sentence of this Subsection 3.2.1, then any vacancy or newly created directorship not so filled shall remain vacant until such time as the holders of the Junior Preferred Stock, voting together as a single class on an as-converted basis, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and such directorship may not be filled by stockholders of the Corporation other than by the holders of the Junior Preferred Stock, voting exclusively and together as a single class on an as-converted basis.

3.2.2 So long as any shares of Preferred Stock are outstanding, the holders of record of the shares of Preferred Stock, exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect one (1) director of the Corporation (the “Preferred Director”). Any Preferred Director may be removed without cause by, and only by, the affirmative vote of the holders of a majority in voting power of the Preferred Stock, voting together as a single class on an as-converted basis, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Preferred Stock, voting exclusively and together as a single class on an as-converted basis, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to the first sentence of this Subsection 3.2.2, then any vacancy or newly created directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock, voting together as a single class on an as-converted basis, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and such directorship may not be filled by stockholders of the Corporation other than by the holders of Preferred Stock, voting exclusively and together as a single class on an as-converted basis.

3.2.3 The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship or a newly created directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3 Preferred Stock Protective Provisions. At any time when any shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Third Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Requisite Vote given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event or any other merger or consolidation of the Corporation, or consent to any of the foregoing;

(b) amend, alter or repeal any provision of this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation;

(c) except with respect to Series H Preferred Stock issued pursuant to the Series H Stock Purchase Agreement dated on or about the date of filing of this Third Amended and Restated Certificate of Incorporation, (i) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Preferred Stock, with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, (ii) increase the authorized number of shares of the Preferred Stock (or any series thereof), or (iii) increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

(d) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with any series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to such series of Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to any series of Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with such series of Preferred Stock in respect of any such right, preference or privilege;

(e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of, or dividends or distributions on, the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases or redemptions of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original issuance price or the then-current fair market value thereof;

(f) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $5,000,000, unless approved by the Board of Directors, including the approval of at least one of the Investor Directors (as such term is defined in the Amended and Restated Voting Agreement, dated on or about the date of the Original Issue Date, by and among the Corporation and certain stockholders of the Corporation, and as may be amended or restated from time to time);

(g) increase or decrease the authorized number of directors constituting the Board of Directors or change the designation of the chairman of the Board of Directors; or

(h) create or establish any new employee stock option plan or other equity-based incentive plan, or increase the number of shares of capital stock reserved for issuance under any such plan.

3.4 Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock Protective Provisions.

3.4.1 At any time when any shares of Series H Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or this Third Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority in voting power of the Series H Preferred Stock, given in writing or by vote at a meeting, amend, alter, repeal or waive any provision of this Third Amended and Restated Certificate of Incorporation in a manner that would materially and adversely affect (i) the Series H Preferred Stock disproportionately more than and is not similarly applied to the holders of all series of Preferred Stock, (ii) the liquidation or redemption preference of the Series H Preferred Stock relative to any Common Stock or any junior series of Preferred Stock or (iii) the automatic conversion provisions of the Series H Preferred Stock in Sections 5.1.1, 5.1.2, and 5.1.3, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no further force or effect. For the avoidance of doubt, nothing in this Subsection 3.4.1 shall prevent the conversion of the Series H Preferred Stock upon the Requisite Vote in favor of such conversion, and nothing in (i) will prevent the conversion of Series H Preferred Stock pursuant to Section 5.1.1.

3.4.2 At any time when any shares of Series G Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or this Third Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority in voting power of the Series G Preferred Stock, given in writing or by vote at a meeting, amend, alter, repeal or waive any provision of this Third Amended and Restated Certificate of Incorporation in a manner that would materially and adversely affect (i) the Series G Preferred Stock disproportionately more than and is not similarly applied to the holders of all series of Preferred Stock or (ii) the liquidation or redemption preference of the Series G Preferred Stock relative to any Common Stock or any junior series of Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no further force or effect.

3.4.3 At any time when any shares of Series F Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or this Third Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority in voting power of the Series F Preferred Stock, given in writing or by vote at a meeting, amend, alter, repeal or waive any provision of this Third Amended and Restated Certificate of Incorporation in a manner that would materially and adversely affect (i) the Series F Preferred Stock disproportionately more than and is not similarly applied to the holders of all series of Preferred Stock or (ii) the liquidation or redemption preference of the Series F Preferred Stock relative to any Common Stock or any junior series of Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no further force or effect.

3.4.4 At any time when any shares of Series E Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or this Third Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority in voting power of the Series E Preferred Stock, given in writing or by vote at a meeting, amend, alter, repeal or waive any provision of this Third Amended and Restated Certificate of Incorporation in a manner that would materially and adversely affect (i) the Series E Preferred Stock disproportionately more than and is not similarly applied to the holders of all series of Preferred Stock or (ii) the liquidation or redemption preference of the Series E Preferred Stock relative to any Common Stock or any junior series of Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no further force or effect.

3.4.5 At any time when any shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or this Third Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority in voting power of the Series D Preferred Stock, given in writing or by vote at a meeting, amend, alter, repeal or waive any provision of this Third Amended and Restated Certificate of Incorporation in a manner that would materially and adversely affect the Series D Preferred Stock disproportionately more than and is not similarly applied to the holders of all series of Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no further force or effect.

4. Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock (other than Series H Preferred Stock prior to the Series H Adjustment Date) shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Applicable Original Issue Price by the Applicable Conversion Price (as defined below) in effect at the time of conversion (such quotient for each series of Preferred Stock, as applicable, and together with the Series H Conversion Ratio (as defined below), the “Applicable Conversion Ratio”). Except as otherwise expressly provided in Section 5.1, the Series H Preferred Stock shall not be convertible. The “Series A Conversion Price” shall initially be equal to $0.050. The “Series B Conversion Price” shall initially be equal to $0.075. The “Series C Conversion Price” shall initially be equal to $0.321. The “Series D Conversion Price” shall initially be equal to $2.133. The “Series E Conversion Price” shall initially be equal to $6.167. The “Series F Conversion Price” shall initially be equal to $8.78. The “Series G Conversion Price” shall initially be equal to $10.06. The “Series H Conversion Price” and the “Series H Conversion Ratio” shall be as described in Section 5.1.1 or 5.1.2, as applicable therein. The “Applicable Conversion Price” shall mean (a) the Series A Conversion Price, in the case of the Series A Preferred Stock, (b) the Series B Conversion Price, in the case of the Series B Preferred Stock, (c) the Series C Conversion Price, in the case of the Series C Preferred Stock, (d) the Series D Conversion Price, in the case of the Series D Preferred Stock, (e) the Series E Conversion Price, in the case of the Series E Preferred Stock, (f) the Series F Conversion Price, in the case of the Series F Preferred Stock, (g) the Series G Conversion Price, in the case of the Series G Preferred Stock, and (h) the Series H Conversion Price, in case of the Series H Preferred Stock. Such initial Applicable Conversion Price and the rate at which shares of the applicable series of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Each Applicable Conversion Ratio shall be adjusted, if applicable, at the time of conversion of a share of Preferred Stock into Common Stock by increasing the Applicable Conversion Price to take into account cash distributions, if any, paid: (i) in respect of the Preferred Unit that was cancelled in exchange for such share of Preferred Stock during the period beginning on the date of the original issuance of such Preferred Unit and ending at the Effective Time (as appropriately adjusted to give effect to the Split) and (ii) in respect of such share of Preferred Stock during the period beginning on the Effective Time and ending immediately prior to such conversion, such that the number of shares of Common Stock issued upon conversion of such share of Preferred Stock is reduced by such number of shares of Common Stock, as appropriately adjusted to give effect to any stock split, stock dividend or other similar event, with a value (such fair market value as determined by the Corporation’s Board of Directors in good faith at the time of conversion), equal to the dollar amount of such cash distributions previously paid with respect to such share of Preferred Stock. Notwithstanding the foregoing, in the event of a mandatory conversion of such share of Preferred Stock upon the closing of a public offering pursuant to Subsection 5.1, such fair market value shall be deemed to equal the public offering price per share for the Common Stock set forth on the cover page of the final prospectus for such offering. Such adjustments for conversion are not applicable for purposes of voting or other rights and shall only be taken into account at the time of such conversion.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock as the case may be, the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock (other than Series H Preferred Stock prior to the Series H Adjustment Date) to voluntarily convert shares of Preferred Stock (other than Series H Preferred Stock prior to the Series H Adjustment Date) into shares of Common Stock, such holder shall surrender the certificate or certificates, if any, for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates, if any, and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date and time. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) out of the Corporation’s funds that are then or thereafter legally available, pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Third Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Applicable Conversion Price of a series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of shares of such series of Preferred Stock, the Corporation will take any corporate action which may, upon the advice of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Applicable Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. For the avoidance of doubt, no Accruing Dividends shall be payable, and no adjustment to any Applicable Conversion Price shall be made for any Accruing Dividends, upon conversion of the Preferred Stock if not specifically declared by the Corporation prior to such conversion. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action other than as required by law) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to any Applicable Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Original Issue Date” shall mean the date on which the first share of Series H Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, including Preferred Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock, (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities, (3) shares of Common Stock and Convertible Securities issued in connection with the conversion of Units (as defined in the Operating Agreement) pursuant to the Initial Merger Agreement, and (4) the other securities described below (clauses (1), (2), (3) and (4), collectively, “Exempted Securities”):

(i) shares of Common Stock, Options or Convertible Securities issued upon the conversion of Preferred Stock or as a dividend or distribution on Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including at least one of the Investor Directors;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including at least one of the Investor Directors;

(vi) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including at least one of the Investor Directors;

(vii) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including at least one of the Investor Directors;

(viii) shares of Common Stock issued in connection with the Corporation’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended; or

(ix) shares of Common Stock, Options or Convertible Securities issued or issuable, directly or indirectly, by any subsidiary of the Corporation under any such subsidiary’s equity incentive plan(s) which may be later converted or exchanged for Common Stock, Options or Convertible Securities in connection with a consolidation, reorganization, or similar business transaction (in each case, however effected) of such subsidiary into the Corporation or an Affiliate thereof that is approved by the Board of Directors, including at least one of the Investor Directors.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series E Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series F Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series F Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series G Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series G Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to any Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, such Applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to the Applicable Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing any Applicable Conversion

Price to an amount which exceeds the lower of (i) the Applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to any Applicable Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to any Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, such Applicable Conversion Price shall be readjusted to such Applicable Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to such Applicable Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to such Applicable Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than such Applicable Conversion Price in effect immediately prior to such issue, then such Applicable Conversion Price (other than the Series H Conversion Price) shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to any Applicable Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, such Applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of each series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.9, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not any series of Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of such series of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of each series of Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of such series of Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to such series of Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Vote or (b) the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, approved by the Board of Directors of the Corporation, and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market, the New York Stock Exchange or another domestic or foreign nationally recognized stock exchange (such public offering, the “IPO”), all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable Conversion Ratio then in effect; provided, that if such event occurs prior to the Series H Adjustment Date, outstanding shares of Series H Preferred Stock shall be automatically converted pursuant to Subsection 5.1.1. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable Conversion Ratio then in effect. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock, all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable Conversion Ratio then in effect. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock, all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable Conversion Ratio then in effect. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock, all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable Conversion Ratio then in effect. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series E Preferred Stock, all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable

Conversion Ratio then in effect. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series F Preferred Stock, all outstanding shares of Series F Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable Conversion Ratio then in effect. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series G Preferred Stock, all outstanding shares of Series G Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable Conversion Ratio then in effect. Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series H Preferred Stock following the Series H Adjustment Date, all outstanding shares of Series H Preferred Stock shall automatically be converted into shares of Common Stock, at the Applicable Conversion Ratio then in effect. The time of such closing or the date and time specified or the time of the event specified in any such vote or written consent pursuant to this Section 5.1 is referred to herein as the “Mandatory Conversion Time”, and after such event, such shares of each affected series of Preferred Stock may not be reissued by the Corporation. The term “Mandatory Conversion Time” shall also refer to the time of conversion of the Series H Preferred Stock pursuant to Subsections 5.1.1, 5.1.2 and 5.1.3. The provisions of Subsections 5.1.1, 5.1.2 and 5.1.3 provide the only conversion provisions with respect to the Series H Preferred Stock prior to the Series H Adjustment Date.

5.1.1 Series H Conversion Trigger Events.

(a) At any time prior to the Series H Adjustment Date, all outstanding shares of Series H Preferred Stock shall automatically be converted into shares of Common Stock upon the earlier of: (a) the date and time, or the occurrence of an event, specified by vote or written consent of holders representing the Requisite Vote, at the Series H Requisite Vote Conversion Ratio (as defined below) then in effect or (b) the closing of the IPO, at the Series H IPO Conversion Ratio (as defined below) then in effect.

(b) If, prior to the Series H Adjustment Date, the Corporation effects a liquidation, dissolution, winding up or Deemed Liquidation Event, the Series H Conversion Ratio shall be equal to the Series H Liquidation Conversion Ratio (as defined below). This subsection 5.1.1(b) shall be the only optional conversion provision for the Series H Preferred Stock prior to the Series H Adjustment Date.

5.1.2 Series H Twenty-One Month Trigger Event. On the Series H Adjustment Date, the Series H Conversion Price shall be equal to $10.06 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock). For clarity, on or following the Series H Adjustment Date, the Series H Conversion Price shall be subject to adjustment pursuant to Subsections 4.5 through 4.10 similar to other series of Preferred Stock.

5.1.3 Definitions. For purposes of Article Fourth, the following definitions shall apply:

(a) “Discounted IPO Price” shall mean the greater of (i) the product of 0.9 multiplied by the public offering price per share of Common Stock set forth on the cover page of the final prospectus for such offering and (ii) $10.06 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock, which, for clarity and by way of example, would mean dividing such amount by 2 in the event of a 2:1 split of the Common Stock or multiplying such amount by 2 in the event of a 1:2 reverse split of the Common Stock).

(b) “Series H Conversion Price” shall mean the applicable conversion price, as described in Subsection 5.1.1 or 5.1.2.

(c) “Series H Conversion Ratio” shall mean the Series H Requisite Vote Conversion Ratio, the Series H IPO Conversion Ratio, or the Series H Liquidation Conversion Ratio, as applicable.

(d) “Series H IPO Conversion Ratio” shall mean the quotient obtained by dividing the Series H Original Issue Price by the Discounted IPO Price.

(e) “Series H Liquidation Conversion Price” shall mean an amount equal to the greater of (i) the product of 0.9 multiplied by the consideration per share payable to the holders of Common Stock, in their capacity as such, in connection with such transaction and (ii) $10.06 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such Common Stock, which, for clarity and by way of example, would mean dividing such amount by 2 in the event of a 2:1 split of the Common Stock or multiplying such amount by 2 in the event of a 1:2 reverse split of the Common Stock).

(f) “Series H Liquidation Conversion Ratio” shall mean the quotient obtained by dividing the Series H Original Issue Price by the Series H Liquidation Conversion Price.

(g) “Series H Requisite Vote Conversion Ratio” shall mean the quotient obtained by dividing the Series H Original Issue Price by $10.06 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such Common Stock, which, for clarity and by way of example, would mean dividing such amount by 2 in the event of a 2:1 split of the Common Stock or multiplying such amount by 2 in the event of a 1:2 reverse split of the Common Stock).

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates, if any, for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action other than as is required by law) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption. Except as set forth in Subsection 2.9.2(a), the Preferred Stock is not redeemable at the election of the holders of Preferred Stock.

7. Waiver. Subject to the specific consent rights set forth in Section 3.4, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Requisite Vote; provided, that (a) any waiver with respect to the first sentence of Section 4.4.2 hereof or the second sentence of Section 5.1 hereof may be waived on behalf of all holders of Series A Preferred Stock only by the affirmative written consent or vote of the holders of at least two-thirds in voting power of the Series A Preferred Stock outstanding, (b) any waiver with respect to the second sentence of Section 4.4.2 hereof or the third sentence of Section 5.1 hereof may be waived on behalf of all holders of Series B Preferred Stock only by the affirmative written consent or vote of the holders of at least two-thirds in voting power of the Series B Preferred Stock outstanding, (c) any waiver with respect to the third sentence of Section 4.4.2 hereof or the fourth sentence of Section 5.1 hereof may be waived on behalf of all holders of Series C Preferred Stock only by the affirmative written consent or vote of the holders of at least a majority in voting power of the Series C Preferred Stock outstanding, (d) any waiver with respect to the fourth sentence of Section 4.4.2 hereof or the fifth sentence of Section 5.1 hereof may be waived on behalf of all holders of Series D Preferred Stock only by the affirmative written consent or vote of the holders of at least a majority in voting power of the Series D Preferred Stock outstanding, (e) any waiver with respect to the fifth sentence of Section 4.4.2 hereof or the sixth sentence of Section 5.1 hereof may be waived on behalf of all holders of Series E Preferred Stock only by the affirmative written consent or vote of the holders of at least a majority in voting power of the Series E Preferred Stock outstanding, (f) any waiver with respect to the sixth sentence of Section 4.4.2 hereof or the seventh sentence of Section 5.1 hereof may be waived on behalf of all holders of Series F Preferred Stock only by the affirmative written consent or vote of the holders of at least a majority in voting power of the Series F Preferred Stock outstanding, (g) any waiver with respect to the seventh sentence of Section 4.4.2 hereof or the eighth sentence of Section 5.1 hereof may be waived on behalf of all holders of Series G Preferred Stock only by the affirmative written consent or vote of the holders of at least a majority in voting power of the Series G Preferred Stock outstanding, and (h) any waiver with respect to Sections 5.1.1, 5.1.2 and 5.1.3 hereof may be waived on behalf of all holders of Series H Preferred Stock only by the affirmative written consent or vote of the holders of at least a majority in voting power of the Series H Preferred Stock outstanding.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Unless otherwise indicated, the following provisions shall apply to all stockholders of the Corporation. Unless otherwise indicated, references to “Sections” or “Subsections” in this Article Fifth refer to sections or subsections of this Article Fifth.

1. Definitions. For purposes of this Article Fifth, the following definitions shall apply:

1.1 “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Corporation, in each case now owned or subsequently acquired by any Key Holder (as defined below), any Investor (as defined below), or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio (for the avoidance of doubt, without giving effect to any adjustment to the Applicable Conversion Ratio described in Article Fourth, Subsection 4.1.1 herein).

1.2 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.3 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

1.4 “Investor Notice” means written notice from an Investor notifying the Corporation and the selling Key Holder that such Investor intends to exercise its Right of First Refusal as to a portion of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.5 “Investors” means the Persons named on Schedule A, as it may be updated from time to time, attached to the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the Original Issue Date by and among the Corporation, the Investors, and the Key Holders listed therein as it may be amended and/or restated from time to time (the “ROFR”).

1.6 “Key Holders” means the Persons named on Schedule B attached to the ROFR, as it may be updated from time to time.

1.7 “Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

1.8 “Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders.

1.9 “Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer.

1.10 “Prospective Transferee” means any Person to whom a Key Holder proposes to make a Proposed Key Holder Transfer.

1.11 “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.12 “Right of First Refusal” means the right, but not an obligation, of each Investor (excluding the Key Holder proposing to make the applicable Proposed Key Holder Transfer, if such Key Holder is also an Investor) to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors (excluding the Key Holder proposing to make the applicable Proposed Key Holder Transfer, if such Key Holder is also an Investor)) of any Transfer Stock not purchased pursuant to the ROFR, on the terms and conditions specified in the Proposed Transfer Notice.

1.13 “SEC” means the Securities and Exchange Commission.

1.14 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.15 “Shares” shall mean and include any securities of the Corporation the holders of which are entitled to vote for members of the Board of Directors, including without limitation, all shares of Common Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.16 “Transfer Stock” means shares of Capital Stock owned by a Key Holder, or issued to a Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), but does not include any shares of Preferred Stock or Common Stock issued or issuable upon conversion of Preferred Stock.

1.17 “Undersubscription Notice” means written notice from an Investor notifying the Corporation and the selling Key Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal.

2. Right of First Refusal and Co-Sale.

2.1 Right of First Refusal.

2.1.1 Right of First Refusal. Subject to the terms of Section 2.4 below, the Investors shall have a Right of First Refusal to purchase all or any portion of the Transfer Stock that any Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

2.1.2 Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a Proposed Transfer Notice to the Corporation and each Investor (other than the Key Holder proposing to make the Proposed Key Holder Transfer, if such Key Holder is also an Investor) not later than forty-five (45) days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Key Holder Transfer and the identity of the Prospective Transferee. To exercise its Right of First Refusal under this Section 2.1, an Investor must deliver an Investor Notice to the selling Key Holder and the Corporation within fifteen (15) days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Section 2 and any other agreement that may have been entered into by a Key Holder with the Corporation that contains a preexisting right of first refusal, other than the ROFR, the Corporation and the Key Holder acknowledge and agree that the terms of this Section 2 shall control, and the Corporation shall not exercise any preexisting right of first refusal of the Corporation without the prior written consent of the Requisite Vote (excluding any shares of Capital Stock held by the Key Holder proposing to make the Proposed Key Holder Transfer, if such Key Holder is also an Investor).

2.1.3 Undersubscription of Transfer Stock. If options to purchase have been exercised by the Investors with respect to some but not all of the Transfer Stock by the end of the 15-day period specified in Section 2.1.2 (the “Investor Notice Period”), then the Corporation shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Corporation Undersubscription Notice”) to those Investors who fully exercised their Right of First Refusal within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 2.1.3, have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Key Holder and the Corporation within ten (10) days after the expiration of the Investor Notice Period. In the event there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1.3 shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Right of First Refusal (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Corporation Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Corporation shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

2.1.4 Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Corporation’s Board of Directors. If any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors. The closing of the purchase of Transfer Stock by the Investors shall take place, and all payments from the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

2.2 Right of Co-Sale.

2.2.1 Exercise of Right. If any Transfer Stock subject to a Proposed Key Holder Transfer is not purchased pursuant to Section 2.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor (other than the Key Holder proposing to make the Proposed Key Holder Transfer, if such Key Holder is also an Investor) may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Section 2.2.2 below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice (provided that if an Investor wishes to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock). Each Investor who desires to exercise its Right of Co-Sale must give the selling Key Holder written notice to that effect within fifteen (15) days after the expiration of the Investor Notice Period described above, and upon giving such notice such Investor shall be deemed to have effectively exercised the Right of Co-Sale.

2.2.2 Shares Includable. Each Investor who timely exercises such Investor’s Right of Co-Sale by delivering the written notice provided for above in Section 2.2.1 may include in the Proposed Key Holder Transfer all or any part of such Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Key Holder Transfer (excluding shares purchased by the Investors pursuant to the Right of First Refusal) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Investor immediately before consummation of the Proposed Key Holder Transfer (including any shares that such Investor has agreed to purchase pursuant to the Right of First Refusal but excluding any Transfer Stock) and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Investors immediately prior to the consummation of the Proposed Key Holder Transfer (including any shares that all Investors have collectively agreed to purchase pursuant to the Right of First Refusal but excluding any Transfer Stock), plus, without duplication, the number of shares of Transfer Stock held by the selling Key Holder. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

2.2.3 Delivery of Certificates. Each Investor shall effect its participation in the Proposed Key Holder Transfer by delivering to the transferring Key Holder, no later than fifteen (15) days after such Investor’s exercise of the Right of Co-Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing (i) the number of shares of Common Stock that such Investor elects to include in the Proposed Key Holder Transfer and/or (ii) the number of shares of Preferred Stock that is at such time convertible into the number of shares of Common Stock that such Investor elects to include in the Proposed Key Holder Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Stock in lieu of Common Stock, such Investor shall first convert the Preferred Stock into Common Stock and deliver Common Stock as provided above. Notwithstanding the provisions of Section 4.3 of Article Fourth, the Corporation agrees to make any such conversion pursuant to the immediately preceding clause concurrent with and contingent upon, and the Conversion Time with respect to such conversion shall be the time of, the actual transfer of such shares to the Prospective Transferee.

2.2.4 Purchase Agreement. The terms and conditions of any sale pursuant to this Section 2.2 shall be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 2.2.

2.2.5 Deliveries. Each stock certificate an Investor delivers to the selling Key Holder pursuant to Section 2.2.3 above shall be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Key Holder shall concurrently therewith remit or direct payment to each Investor the portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Investor exercising its Right of Co-Sale hereunder, no Key Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.

2.2.6 Additional Compliance. If any Proposed Key Holder Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Corporation, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2.2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 2.2.

2.3 Effect of Failure to Comply.

2.3.1 Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer not made in compliance with the requirements of this Section 2 shall be null and void ab initio, shall not be recorded on the books of the Corporation or its transfer agent and shall not be recognized by the Corporation.

2.3.2 Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Stock to any Investor under this Section 2 and fails to deliver such Transfer Stock in accordance with the terms of this Third Amended and Restated Certificate of Incorporation such Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of such Investor (or request that the Corporation effect such transfer in the name of an Investor) on the Corporation’s books the certificate or certificates representing the Transfer Stock to be sold.

2.3.3 Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor who desires to exercise its Right of Co-Sale under Section 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Investor the type and number of shares of Capital Stock that such Investor would have been entitled to sell to the Prospective Transferee under Section 2.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 2.2.

The sale will be made on the same terms and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 2.2. Such Key Holder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 2.2.

2.4 Exempt Transfers.

2.4.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply: (a) in the case of a Key Holder that is an entity, upon a transfer by such Key Holder to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from a Key Holder by the Corporation at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (c) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or any such family members or (d) to a transfer of Transfer Stock to any other Person approved by the Corporation’s Board of Directors, including at least one of the Investor Directors (as defined in the Amended and Restated Voting Agreement dated as of the Original Issue Date by and among the Corporation and the other parties thereto, as such may be amended and/or restated from time to time); provided that in the case of clauses (a), (c) or (d), the Key Holder shall deliver prior written notice to the Corporation’s Board of Directors of such transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Section 2 and such transferee shall agree to be bound by all the terms and conditions of this Section 2 as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Stock pursuant to Section 2.4; and provided, further, in the case of any transfer pursuant to clause (a) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

2.4.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, or (b) pursuant to a Deemed Liquidation Event.

2.4.3 Prohibited Transferees. Notwithstanding the foregoing, no Key Holder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Corporation’s Board of Directors, directly or indirectly competes with the Corporation or (b) any customer, distributor or supplier of the Corporation, if the Corporation’s Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Corporation at a competitive disadvantage with respect to such customer, distributor or supplier.

2.4.4 Requirements of Transfer. The Key Holder shall establish that the Proposed Key Holder Transfer will not cause or result in any violation of law, including, without limitation, federal or state securities laws, and that the proposed transfer would not cause or require (A) the Corporation to be an investment company as defined in the Investment Company Act of 1940, as amended or (B) the registration of the Corporation’s securities under federal securities laws. Any Proposed Key Holder Transfer that the Board of Directors determines may have a consequence described in this Section 2.4.4 shall not be permitted.

3. Drag-Along Right.

3.1 Definitions. A “Sale of the Corporation” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Corporation shares representing more than fifty percent (50%) of the outstanding voting power of the Corporation (a “Stock Sale”); or (b) a transaction that qualifies as a Deemed Liquidation Event.

3.2 Actions to be Taken. In the event that (i) the Requisite Vote (such holders of Preferred Stock so consenting to or approving a Sale of the Corporation, the “Selling Investors”) and (ii) the Board of Directors approve a Sale of the Corporation in writing, specifying that this Section 3 shall apply to such transaction, then each stockholder shall:

3.2.1 if such transaction requires stockholder approval, with respect to all Shares that such stockholder owns or over which such stockholder otherwise exercises voting power, vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Corporation (together with any related amendment to this Third Amended and Restated Certificate of Incorporation required in order to implement such Sale of the Corporation) and vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Corporation to consummate such Sale of the Corporation;

3.2.2 if such transaction is a Stock Sale, sell the same proportion of shares of capital stock of the Corporation beneficially held by such stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 3.3 below, on the same terms and conditions as the Selling Investors;

3.2.3 execute and deliver all related documentation and take such other action in support of the Sale of the Corporation as shall reasonably be requested by the Corporation or the Selling Investors in order to carry out the terms and provision of this Section 3, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

3.2.4 not deposit, and to cause their Affiliates not to deposit, except as provided in this Section 3, any Shares of the Corporation owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Corporation;

3.2.5 refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Corporation; and

3.2.6 if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any stockholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, the Corporation may cause to be paid to any such stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such stockholder, an amount in cash equal to the fair value (as determined in good faith by the Corporation) of the securities which such stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

3.3 Exceptions. Notwithstanding the foregoing, a stockholder will not be required to comply with Section 3.2 above in connection with any proposed Sale of the Corporation (the “Proposed Sale”) unless:

3.3.1 any representations and warranties to be made by such stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (i) the stockholder holds all right, title and interest in and to the Shares such stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the stockholder have been duly executed by the stockholder and delivered to the acquirer and are enforceable against the stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency applicable to the stockholder;

3.3.2 the stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Corporation (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Corporation as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

3.3.3 the liability for indemnification, if any, of such stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Corporation in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Corporation as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to the amount of consideration paid to such stockholder in connection with such Proposed Sale (in accordance with the provisions of this Third Amended and Restated Certificate of Incorporation);

3.3.4 liability shall be limited to such stockholder’s applicable share (determined based on the respective proceeds payable to each stockholder in connection with such Proposed Sale in accordance with the provisions of this Third Amended and Restated Certificate of Incorporation) of a negotiated aggregate indemnification amount that applies equally to all stockholders but that in no event exceeds the amount of consideration otherwise payable to such stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such stockholder, the liability for which need not be limited as to such stockholder;

3.3.5 upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Corporation’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with this Third Amended and Restated Certificate of Incorporation in effect immediately prior to the Proposed Sale;

3.3.6 in connection with any Proposed Sale, the stockholder, if an Investor that is not employed by or a consultant to the Corporation, shall not be obligated to enter into any non-competition agreement or covenant (whether applicable to the Corporation’s business, customers, suppliers or employees) or agree to any modification of any existing non-competition agreement or covenant (whether applicable to the Corporation’s business, customers, suppliers or employees); and

3.3.7 subject to Section 3.3.5 above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Corporation are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option.

3.4 Restrictions on Sales of Control of the Corporation. No stockholder shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in this Third Amended and Restated Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless the Selling Investors elect otherwise by written notice given to the Corporation at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

4. Agreement to Lock-Up. No stockholder shall, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Corporation of shares of Common Stock in its IPO, and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (180) days (except pursuant to the terms of any agreement to which the Corporation or a subsidiary of the Corporation and any stockholder may be a party), or such other period as may be reasonably requested by the Corporation (or any successor thereto) or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 4 shall not apply to (i) the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) transactions relating to securities acquired in the IPO or acquired in open market transactions after the date of the IPO, except as may be provided in any agreement to which the Corporation or a subsidiary of the Corporation and any stockholder may be a party, or (iii) other categories of transactions as otherwise agreed to by the Corporation in which any transferees of shares agree to identical post-IPO lock-up restrictions. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 4 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 4 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Corporation or the underwriters shall apply pro rata to all stockholders subject to such agreements, based on the number of equity securities subject to such agreements. Each certificate representing shares of Common Stock or Preferred Stock, if certificated, or the notice in lieu of a certificate, if such shares are to be uncertificated, shall bear, in addition to any other legend required by law, a legend indicating that such shares are subject to the restrictions on transfer and ownership provided in this Section 4.

Notwithstanding the foregoing in this Article Fifth, if an Investor or Key Holder is party to the Amended and Restated Voting Agreement, dated as of the Original Issue Date, by and among the Corporation and the parties listed therein, the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the Original Issue Date, by and among the Corporation and the parties listed therein, and the Amended and Restated Investor Rights Agreement, dated as of the Original Issue Date, by and among the Corporation and the parties listed therein, each as may be further amended or restated in accordance with their terms (collectively, the “Stockholder Agreements”), the Stockholder Agreements shall supersede the provisions in this Article Fifth of this Third Amended and Restated Certificate of Incorporation with respect to the matters set forth therein.

SIXTH: Subject to any additional vote required by this Third Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SEVENTH: Subject to any additional vote required by this Third Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

EIGHTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TENTH: To the fullest extent permitted by law, each director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ELEVENTH: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Eleventh, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eleventh or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eleventh is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Eleventh shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Third Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, agreement, or vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eleventh; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eleventh.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

Any amendment, repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

TWELFTH: To the fullest extent permitted by law, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity; provided, that nothing herein is intended to diminish the fiduciary duties of any director of the Corporation. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director or officer of the Corporation.

THIRTEENTH: If any provision or provisions of this Third Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

*     *     *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Third Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 7th day of May, 2018.

By:	/s/ Stéphane Bancel
Stéphane Bancel
CEO

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MODERNA THERAPEUTICS, INC.

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

Moderna Therapeutics, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent will be given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED: That Article FIRST of the Third Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FIRST is inserted in lieu thereof:

FIRST:    The name of this corporation is Moderna, Inc. (the “Corporation”).

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of this corporation on this 28th day of August, 2018.

MODERNA THERAPEUTICS, INC.

By:	/s/ Stéphane Bancel
Name: Stéphane Bancel
Title: CEO

[Signature Page to Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MODERNA, INC.

Moderna, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.    That the name of this corporation is Moderna, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on July 22, 2016 under the name MT NewCo, Inc.

2.    That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Third Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the following is hereby inserted into Article FOURTH immediately before the first sentence therein:

“Effective upon the filing of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every 2.18 shares of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be combined into one (1) share of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). The Reverse Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a certificate-by-certificate basis. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board of Directors. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock affected thereby. All rights, preferences and privileges of the Common Stock and the Preferred Stock shall be appropriately adjusted to reflect the Reverse Stock Split in accordance with this Third Amended and Restated Certificate of Incorporation.”

3.    That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

4.    That said amendment has been duly adopted in accordance with Section 242 of the General Corporation Law.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [_] day of November, 2018.

Name: Stéphane Bancel
Title: Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT